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                                                                  EXHIBIT 4.3

                                                              40,000 Warrants


                       INTEGRATED HEALTHCARE SYSTEMS, INC.

                               Warrant Certificate

                           Void after August 15, 2000


                  THIS CERTIFIES THAT for value received, Asset Growth Partners, Inc. is the owner of the number of Warrants set forth above, each of which entities the owner thereof to purchase at any time from August 15, 1995, until 5:00 p.m., Eastern Standard Time on August 15, 2000 (the "Warrant Expiration Date"), on share of Common Stock of Integrated Healthcare Systems, Inc., formerly known as Traverse Technologies, Inc. (the "Company"), at the price of $2.00 per share (the "Exercise Price") upon presentation and surrender of the Warrant Certificate with the Form of Election to Purchase duly executed. The number of Warrants evidenced by this Warrant Certificate (and the number of shares which may be purchased thereof) set forth above, and the Exercise Price per share set forth above, are the number and Exercised Price as of the date of original issuance of the Warrants, based upon the Common Stock of the Company, as constituted at such date. The Exercise Price and the number and kind of Shares which may be purchased under the exercise of the Warrants evidenced by this Warrant Certificate are, upon the happening of certain events, subject to modification and adjustment.

                  The underlying shares represented by this Warrant Certificate shall, at the holder's option be included in a registration statement filed with the Securities and Exchange Commission, subsequent to the Company's initial public offering, ("piggyback registration rights"). Notice will be given to the holder of the Company's intent to file a subsequent registration statement and the holder shall notify the Company within 15 days of receipt of such notice of holder's intent as to registration of the underlying shares.

                  This Warrant Certificate, with or without the Warrant Certificates, upon surrender at the principal office of the company, may be exchanged for another Warrant Certificate or Warrant Certificates of like tenor and date evidencing Warrants entitling the holder to purchase a like aggregate number of shares of Common Stock as the Warrants evidenced by the Warrant Certificate or Warrant Certificates surrendered entitled to such holder to purchase. If this Warrant Certificate shall be exercised in part, the holder hereof shall be entitled to receive upon surrender hereof another Warrant Certificate or Warrant Certificates for the number of whole Warrants not exercised.

                  No fractional shares will be issued upon the exercise of any Warrant or Warrants evidenced hereby, but in lieu thereof a cash payment will be made.

                  No holder of this Warrant Certificate shall be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue of stock, reclassification of Stock, change of par value or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or, to receive dividends or subscription rights or otherwise, until the Warrant or Warrants evidenced by this Warrant Certificate shall be been exercised and the shares shall have become deliverable.

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                  If this Warrant shall be surrendered for exercise within any period during which the transfer books for the Company's Common Stock or other class of stock purchasable upon the exercise of the Warrant are closed for any purpose, the Company shall not be required to make delivery of certificates for shares purchasable upon such exercise until the date of the reopening if said transfer books.

                  IN WITNESS WHEREOF, INTEGRATED HEALTHCARE SYSTEMS, INC. has caused the signature (or facsimile signature) of its Secretary and Treasurer to be printed hereon and its corporate seal (or facsimile) to be printed hereon.

Dated: August 15, 1995

                                  INTEGRATED HEATLHCARE SYSTEMS, INC.



                                  By:   /s/ Michael J. Black
                                        --------------------------------
                                  Its:  Secretary & Treasurer



[Corporate Seal]

Attest:


___________________________